                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form S-8 No. 33-88716, Form S-8 No. 333-06003, Form S-3 No. 333-02846, Form S-3 No.
333-29797, Form S-3 No. 333-36089, Form S-3 No. 333-41731 and Form S-3 No.
333-56601 of our report dated February 26, 1999 (except Note 3, as to which the date is March 31, 1999), with respect to the financial statements and schedule of Illinois Superconductor Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                                        /s/  Ernst & Young LLP
                                                        ----------------------
                                                        Ernst & Young LLP



Chicago, Illinois
March 31, 1999